UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 21, 2010

Majestic Capital, Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda

(State or Other Jurisdiction of Incorporation)

001-32705	98-0521707
(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2062, Hamilton HM HX, Bermuda
(Address of Principal Executive Offices)	(Zip Code)

(441) 295-6689

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into Material Definitive Agreement.

On September 21, 2010, Majestic Capital, Ltd., a Bermuda company (“Majestic Capital” or the “Company”), entered into an Agreement and Plan of Merger and Amalgamation (the “Merger Agreement”) with Bayside Capital Partners LLC, a Delaware limited liability company (“Bayside Capital Partners”), and Majestic Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Bayside Capital Partners (“M&A Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, M&A Sub will be merged and amalgamate with the Company, with the resulting amalgamated company becoming a wholly owned subsidiary of Bayside Capital Partners (the “Merger”). Bayside Capital Partners is a holding company, the principal members of which are Lancer Financial Group, Inc. (“Lancer Financial”), David and Timothy Delaney, and individuals who are, in some cases, shareholders of Lancer Financial.

At the effective time of the Merger (the “Effective Time”), (1) each outstanding share of common and Class B shares of the Company, other than shares owned by the Company or any subsidiary of the Company, will be canceled and converted into the right to receive payment of cash in an amount equal to $0.45 (the “Merger Consideration”); and (2) each outstanding restricted share of the Company granted pursuant to the Company’s 2005 Long Term Incentive Plan will fully vest and be converted into the right to receive the Merger Consideration less any required withholding taxes.

The Company’s Board of Directors (the “Board”) unanimously adopted and approved the Merger Agreement, and deemed it advisable and in the best interests of the Company to enter into the Merger Agreement and to consummate the Merger and the other transactions contemplated thereby, based, in part, on the recommendation of its Special Transaction Committee, composed entirely of independent directors. LMC Capital LLC delivered an opinion to the Special Transaction Committee and the Board, dated September 20, 2010, that, as of the date of the opinion and subject to the assumptions and caveats stated therein, the Merger Consideration was fair, from a financial point of view, to the shareholders of the Company.

The completion of the Merger is subject to various conditions, including among others (i) obtaining the approval of Company’s shareholders, (ii) receipt of insurance regulatory approvals, (iii) adoption of certain amendments to the governing documents of the Company’s Trust Preferred Securities, and (iv) modification of the Company’s lease of office space in Poughkeepsie, New York on terms that are acceptable to Bayside Capital Partners. In the Merger Agreement, the Company has made customary representations, warranties and covenants, including agreements restricting the Company’s operations in certain respects pending the closing.

The Company may not solicit “Acquisition Proposals” (as defined in the Merger Agreement). However, the Company’s Board of Directors is permitted to participate in certain discussions regarding an “Acquisition Proposal” that the Board in good faith reasonably believes could lead to a “Superior Proposal” (as defined in the Merger Agreement).

The Merger Agreement contains termination rights for both the Company and Bayside Capital Partners. Upon termination under specified circumstances, the Company will be required to pay Bayside Capital Partners a termination fee of $500,000.  The Company is required to pay Bayside Capital Partners up to $350,000 to cover its expenses in the event the Merger Agreement is terminated under certain other circumstances, including in the event the Company’s shareholders do not approve the Merger.

Lancer Financial has provided a financing commitment to Bayside Capital Partners for the full amount of the Merger Consideration. Subject to the terms and conditions of the Merger Agreement, the Company is entitled to seek specific performance to enforce Bayside Capital Partners’ obligations under the Merger Agreement. In addition, Bayside Capital Partners’ performance and payment obligations with respect to specific performance obligations under the Merger Agreement have been guaranteed by Lancer Financial, subject to the terms and conditions set forth in the guarantee.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Bayside Capital Partners or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will be filing in connection with the Merger, as well as in the other filings that the Company makes with the Securities and Exchange Commission (the “SEC”).

Additional Information About This Transaction

Majestic Capital intends to file a proxy statement in connection with the shareholder meeting to be called to vote on approval of the proposed Merger. The proxy statement will be mailed to Majestic Capital’s shareholders, who are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by Majestic Capital on its corporate website at www.majesticcapital.com.

Majestic Capital’s officers and directors may be participants in the solicitation of proxies from Majestic Capital’s shareholders with respect to the Merger. Information about Majestic Capital’s executive officers and directors, and their ownership of Majestic Capital common shares, is set forth in the proxy statement for Majestic Capital’s 2010 Annual Meeting of Shareholders, which was filed with the SEC on March 24, 2010. Additional information regarding the direct and indirect interests of Majestic Capital’s executive officers and directors in the Merger will be set forth in the proxy statement for the Merger.

Item 7.01. Regulation FD Disclosure.

On September 21, 2010, the Company issued a press release announcing that it had entered into the Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

The Company is furnishing Exhibit 99.1 to this Current Report in accordance with Item 7.01. The exhibit shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities law, including statements concerning plans, objectives, goals, strategies, projections of future events or performance and underlying assumptions (many of which are based, in turn, upon further assumptions). These statements are based on our current expectations and projections about future events and are identified by terminology such as “may,” “will,” “should,” “expect,” “scheduled,” “plan,” “seek,” “intend,” “anticipate,” “believe,” “estimate,” “aim,” “potential,” or “continue” or the negative of those terms or other comparable terminology.

All forward-looking statements involve risks and uncertainties. Although Majestic Capital believes that its plans, intentions and expectations are reasonable, Majestic Capital may not achieve such plans, intentions or expectations. There are or may be important factors that could cause actual results to differ materially from the forward-looking statements Majestic Capital makes in this document. Such risks and uncertainties are discussed in Majestic Capital’s Form 10-K for the year ended December 31, 2009 and in other documents filed by Majestic Capital with the SEC. These factors include, but are not limited to (1) the possibility that the closing of the Merger does not occur or is delayed, either due to the failure of closing conditions, including approval of Majestic’s shareholders, the failure to obtain required regulatory approvals, the failure to obtain consent of the proposed amendments to the Trust Preferred Securities, the failure to modify the lease for office space, or other reasons, and (2) other factors described in Majestic Capital’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Other factors not currently anticipated by management may also materially and adversely affect the closing of the Merger. Majestic Capital undertakes no obligation to update publicly or revise any forward-looking statements made, whether as a result of new information, future results or otherwise.

Item 9.01.     Financial Statements and Exhibits.

(d) The following exhibits are filed or furnished herewith:

2.1	Agreement and Plan of Merger and Amalgamation, dated September 21, 2010, among Bayside Capital Partners LLC, Majestic Acquisition Corp, and Majestic Capital, Ltd.†
99.1	Press Release issued by Majestic Capital, Ltd. on September 21, 2010

†	Schedules and exhibits omitted pursuant to Item 601(b)(2) or Regulation S-K. The Company agrees to furnish a copy thereof to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Majestic Capital, Ltd.

September 21, 2010	By:	/s/ James J. Scardino
James J. Scardino Chief Executive Officer